FIRST AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (hereinafter this "First Amendment") is entered into effective March 28, 2006 by and between GULL AVENUE, LLC, A DELAWARE LIMITED LIABILITY COMPANY (hereinafter the "Buyer") and MONTGOMERY REALTY GROUP, INC. A NEVADA CORPORATION (hereinafter the "Seller"):

                                 R E C I T A L S

         A. The parties hereto entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions as of March 1, 2006, relating to the purchase and sale of that certain real property consisting of approximately 7.43 acres and commonly known as 560 Eccles Avenue, South San Francisco, County of San Mateo, State of California, 94080, and more particularly described on Exhibit "A" to such agreement (the "Agreement"); and

         B. The parties have now agreed to make certain changes to the Agreement consistent herewith.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                    AGREEMENT

         1. Section 3(c) of the Agreement shall be amended such that the reference in Section 3(c) of the Agreement to "within the first forty-five (45) days from the Effective Date of this Agreement" shall be deleted and replaced with "on or before May 4, 2006".

         2. Section 5(b) of the Agreement shall be amended such that Buyer shall have until April 17, 2006 (the "Title Contingency Period") to determine if, other than the Obligatory Removal Exceptions which will be paid off at the close of Escrow, there are any exceptions to title to which Buyer objects. Unless written rejection of said title matters is received by April 17, 2006, Buyer shall be deemed to have accepted all title matters and such title matters shall be deemed to be Permitted Exceptions.

         3. Seller and Buyer acknowledge that Buyer's due diligence period shall end at 5:00 p.m. (Los Angeles, California time) on April 17, 2006. Notwithstanding anything to the contrary in the Agreement or this First Amendment, Buyer's due diligence period with respect to Buyer's environmental assessment of the Property only shall end at 5:00 p.m. (Los Angeles, California time) on May 4, 2006.

         4. Buyer agrees to perform a Phase II environmental report of the Property (the "Phase II Report") and a geotechnical report of the Property (the "Geotechnical Report") and to provide Seller true and accurate photocopies of the Phase II Report and the Geotechnical Report. Said copies shall be supplied at Buyer's sole cost and expense. Seller acknowledges that the Phase II Report and the Geotechnical Report will be delivered in their "as-is" condition, that Buyer shall not in any way be liable or otherwise responsible for any inaccuracies or misstatements set forth therein and that Seller will not be entitled to rely on such reports and, to the extent it does so, will do so at its sole risk. Buyer shall ensure that the Phase II Report and the Geotechnical Report performed on its behalf are made in a written form and are completed notwithstanding that Buyer may terminate this Agreement prior to completion of the Phase II Report and/or the Geotechnical Report.

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         5. Except as modified herein, each and every provision of the Agreement shall remain in full force and effect.

         6. If any provision of this First Amendment conflicts with the Agreement, the provisions of this First Amendment shall control.

         7. Unless otherwise provided herein, all terms used in this First Amendment that are defined in the Agreement shall have the meanings provided in the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date set forth above.

                                       SELLER:
                                       MONTGOMERY REALTY GROUP, INC.,
                                       A NEVADA CORPORATION


                                       By: /s/ Dinesh Maniar
                                          Mr. Dinesh Maniar
                                          Its: President



                                       BUYER:
                                       GULL AVENUE, LLC,
                                       A DELAWARE LIMITED LIABILITY COMPANY


                                       By: /s/ Jennifer Pappas
                                       Name: Jennifer Pappas
                                       Its:  VP and Assistant Secretary


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